Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Meritage Homes Corporation

ADDITIONAL REGISTRANTS LISTED BELOW

(Exact name of obligor as specified in its charter)

Maryland	86-0611231
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
8800 East Raintree Drive, Suite 300, Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip code)

Name of Each Co-Registrant	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Address of Principle Executive Offices
California Urban Homes, LLC	California	20-2707345	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Holdings, L.L.C.	Texas	42-1732552	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes Construction, Inc.	Arizona	86-1028847	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of Arizona, Inc.	Arizona	86-1028848	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of California, Inc.	California	86-0917765	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of Colorado, Inc.	Arizona	20-1091787	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of Florida, Inc.	Florida	59-1107583	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of Nevada, Inc.	Arizona	43-1976353	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of Texas Holding, Inc.	Arizona	86-0875147	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of Texas Joint Venture Holding Company, LLC	Texas	75-2771799	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of Texas, LLC	Arizona	65-1308131	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes Operating Company, LLC	Arizona	65-1308133	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Paseo Crossing, LLC	Arizona	86-1006497	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Paseo Construction, LLC	Arizona	86-0863537	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

MTH-Cavalier, LLC	Arizona	86-1028847	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

MTH Golf, LLC	Arizona	56-2379206	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

WW Project Seller, LLC	Arizona	86-1006497	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of the Carolinas, Inc.	Arizona	27-5411983	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Carefree Title Agency, Inc.	Texas	45-3742536	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

M&M Fort Myers Holdings, LLC	Delaware	26-3996740	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of Florida Realty LLC	Florida	59-1107583	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of South Carolina, Inc.	Arizona	46-5709345	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

MTH Realty LLC	Arizona	86-1006497	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of Georgia, Inc.	Arizona	47-1171110	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

MTH GA Realty LLC	Arizona	47-1171110	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

MTH SC Realty LLC	Arizona	46-5709345	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

MTH Shelf Co., Inc.	Arizona		8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

MLC Holdings, Inc. dba MLC Land Holdings, Inc.	Arizona	47-1967950	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of Georgia Realty, LLC	Arizona	47-1171110	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of Tennessee, Inc.	Arizona	46-3409691	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Debt Securities

(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated June 27, 2012.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated December 21, 2011. **

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-3 dated January 23, 2013 of file number 333-186155.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 16th day of June, 2015.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Michael Tu
Michael Tu
Assistant Vice President

EXHIBIT 6

June 16, 2015

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Michael Tu
Michael Tu Assistant Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2015, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$18,155
Interest-bearing balances		253,636
Securities:
Held-to-maturity securities		67,133
Available-for-sale securities		227,089
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		625
Securities purchased under agreements to resell		22,376
Loans and lease financing receivables:
Loans and leases held for sale		19,541
Loans and leases, net of unearned income	822,149
LESS: Allowance for loan and lease losses	10,790
Loans and leases, net of unearned income and allowance		811,359
Trading Assets		41,469
Premises and fixed assets (including capitalized leases)		7,480
Other real estate owned		2,217
Investments in unconsolidated subsidiaries and associated companies		869
Direct and indirect investments in real estate ventures		1
Intangible assets
Goodwill		21,627
Other intangible assets		17,259
Other assets		60,553

Total assets		$1,571,389

LIABILITIES
Deposits:
In domestic offices		$1,093,967
Noninterest-bearing	336,758
Interest-bearing	757,209
In foreign offices, Edge and Agreement subsidiaries, and IBFs		150,855
Noninterest-bearing	912
Interest-bearing	149,943
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		1,004
Securities sold under agreements to repurchase		15,906

Dollar Amounts In Millions
Trading liabilities	24,062
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	87,908
Subordinated notes and debentures	16,899
Other liabilities	33,851

Total liabilities	$1,424,452

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,692
Retained earnings	34,702
Accumulated other comprehensive income	4,587
Other equity capital components	0

Total bank equity capital	146,500
Noncontrolling (minority) interests in consolidated subsidiaries	437

Total equity capital	146,937

Total liabilities, and equity capital	$1,571,389

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
James Quigley
Enrique Hernandez, Jr.